UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): October 27, 2009

JIANGBO PHARMACEUTICALS, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other jurisdiction of incorporation)

333-86347	65-1130026
(Commission File Number)	(IRS Employer Identification No.)

Middle Section, Longmao Street, Area A, Laiyang Waixiangxing Industrial Park
Laiyang City, Yantai, Shandong Province, People’s Republic of China 265200

(Address of principal executive offices and zip code)

(0086)535-7282997

(Registrant's telephone number including area code)

GENESIS PHARMACEUTICALS ENTERPRISES, INC.

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a material Definitive Agreement.

On October 27, 2009, Laiyang Jiangbo Pharmaceuticals, Co., Ltd., a PRC entity (“Laiyang Jiangbo”) that Jiangbo Pharmaceuticals, Inc. (the “Company”) operates, controls and beneficially owns the pharmaceutical business of, entered into a Contract for Transfer of State-Owned Construction Land Use Right (the “Contract”) with the Land and Resources Bureau of Laiyang City (the “Transferor”) pursuant to which the Transferor transferred the right to use a 385,800 square meter parcel of useful life of state-owned construction land to Laiyang Jiangbo for a period of 50-years starting from the date of the execution of the Contract.  The Contract may be renewed after its initial 50 year term by mutual consent of the parties.

The Contract provides that the purpose of the land use by Laiyang Jiangbo shall be for industrial and warehouse construction projects.  The Contract further provides that Laiyang Jiangbo’s total investment in such projects, which shall include buildings, structures and attached facilities, equipment investment and transfer price payment shall be no less than RMB 868,200,000 (approximately US$127,365,000 ) and the investment intensity shall be no less than RMB3,000 per square meter.  Pursuant to the Contract, Laiyang Jiangbo is required to commence construction on the land prior to June 30, 2010 and construction is required to be completed prior to June 29, 2012. If Laiyang Jiangbo is not able to commence construction on the designated start date, it may apply to defer the construction by no later than 30 days in advance of such date.  If approval of a deferral of the construction start date is obtained, the construction completion date shall also be deferred accordingly. The deferral period shall be no longer than one year.  The Contract provides that Laiyang Jiangbo shall be subject to certain penalties in the event that its use of the land does not comply with the terms of the Contract, including a penalty for allowing the land to remain idle.

Pursuant to the terms of the Contract, the transfer price for the state-owned construction land use right was RMB115,764,000 (approximately US$16,983,000), or RMB300 per square meter. At the time of execution of the Contract, Laiyang Jiangbo paid a deposit of RMB22,000,000 (approximately US$3,227,000) toward the total land transfer price.   The balance of the transfer price, RMB93,764,000 (US$13,756,000), was required to be paid by Laiyang Jiangbo within 20 days of the execution of the Contract and was fully paid by Laiyang Jiangbo in November 2009.

An English translation of the Contract is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2010, the Board of Directors of the Company received the resignation of Ms. Xue Hong from her position as the Company’s Controller and Chief Accounting Officer, effective February 23, 2010. There were no disagreements between Ms. Xue and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in her resignation.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Contract for Transfer of State-Owned Construction Land Use Right by and between Laiyang Jiangbo Pharmaceuticals, Co., Ltd. and the Land and Resources Bureau of Laiyang City, dated October 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JIANGBO PHARMACEUTICALS, INC.

By:	/s/ Wubo Cao
Name:	Wubo Cao
Title:	Chief Executive Officer

Dated: March 18, 2010